Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 of the Registration Statement on Form F-3 of our report dated May 2, 2022, with respect to the consolidated financial statements of Oriental Culture Holding LTD and subsidiaries which appears in its Annual Report on Form 20-F for the year ended December 31, 2021 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 9, 2023